Exhibit 10.4

[***]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AWARD/CONTRACT

1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)	RATING	PAGE OF PAGES 1 32	
2. CONTRACT (Proc. Inst. Ident.) NO. W81XWH-15-C-0101	3. EFFECTIVE DATE 17 Aug 2015	4. REQUISITION/PURCHASE REQUEST/PROJECT NO. 0010624278-0002	

5. ISSUED BY CODE W81XWH
USA MED RESEARCH ACQ ACTIVITY
820 CHANDLER ST
FORT DETRICK MD 21702-5014

6. ADMINISTERED BY (If other than Item 5) CODE
See Item 5

7. NAME AND ADDRESS OF CONTRACTOR (No., street, city, county, state and zip code)
CLEVELAND BIOLABS, INC
73 HIGH ST
BUFFALO NY 14203-1149

CODE 3MWX2 FACILITY CODE

8. DELIVERY
[ ] FOB ORIGIN [X] OTHER (See below)

9. DISCOUNT FOR PROMPT PAYMENT
Net 30 Days

10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN: 1 ITEM

11. SHIP TO/MARK FOR CODE W91ZSQ
FORT DETRICK - CDMRP
FORT DETRICK - CDMRP
1120 FORT DETRICK
FREDERICK MD 21702

12. PAYMENT WILL BE MADE BY CODE HQ0490
DEFENSE FINANCE AND ACCOUNTING SERVICE
DFAS-INDY VP GFEBS
8899 E 56TH STREET
INDIANAPOLIS IN 46249-3800

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:
[ ] 10 U.S.C. 2304(c)( ) [ ] 41 U.S.C. 253(c)( )

14. ACCOUNTING AND APPROPRIATION DATA
See Schedule

15A. ITEM NO.	15B. SUPPLIES/ SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
	SEE SCHEDULE				
				15G. TOTAL AMOUNT OF CONTRACT	$9,226,454.64

16. TABLE OF CONTENTS

(X)	SEC.	DESCRIPTION	PAGE(S)	(X)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				**PART II - CONTRACT CLAUSES**	
X	A	SOLICITATION/ CONTRACT FORM	1	X	I	CONTRACT CLAUSES	29 - 31
X	B	SUPPLIES OR SERVICES AND PRICES/ COSTS	2 - 3			**PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.**	
X	C	DESCRIPTION/ SPECS./ WORK STATEMENT	4 - 5	X	J	LIST OF ATTACHMENTS	32
X	D	PACKAGING AND MARKING	6			**PART IV - REPRESENTATIONS AND INSTRUCTIONS**	
X	E	INSPECTION AND ACCEPTANCE	7		K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	
X	F	DELIVERIES OR PERFORMANCE	8 - 19		L	INSTRS., CONDS., AND NOTICES TO OFFERORS	
X	G	CONTRACT ADMINISTRATION DATA	20 - 24		M	EVALUATION FACTORS FOR AWARD	
X	H	SPECIAL CONTRACT REQUIREMENTS	25 - 28				

CONTRACTING OFFICER WILL COMPLETE ITEM 17 (SEALED-BID OR NEGOTIATED PROCUREMENT) OR 18 (SEALED-BID PROCUREMENT) AS APPLICABLE

17. [X] CONTRACTOR'S NEGOTIATED AGREEMENT Contractor is required to sign this document and return 1 copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. [ ] SEALED-BID AWARD (Contractor is not required to sign this document.) Your bid on Solicitation Number ______________ including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the terms listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your bid, and (b) this award/contract. No further contractual document is necessary. (Block 18 should be checked only when awarding a sealed-bid contract.)

19A. NAME AND TITLE OF SIGNER (Type or print)
YAKOV KOGAN

20A. NAME OF CONTRACTING OFFICER
TEL: EMAIL:

19B. NAME OF CONTRACTOR
BY [signature]
(Signature of person authorized to sign)

19C. DATE SIGNED Sep 1, 2015

20B. UNITED STATES OF AMERICA
SMITH.ERICA.KRISTINE.1258914615
Digitally signed by SMITH.ERICA.KRISTINE.1258914615
DN: c=US, o=U.S. Government, ou=DoD, ou=PKI, ou=USA, cn=SMITH.ERICA.KRISTINE.1258914615
Date: 2015.09.01 17:08:45 -04'00'
(Signature of Contracting Officer)

20C. DATE SIGNED

AUTHORIZED FOR LOCAL REPRODUCTION
Previous edition is NOT usable

STANDARD FORM 26 (REV. 5/2011)
Prescribed by GSA - FAR (48 CFR) 53.214(a)

W81XWH-15-C-0101

Section B - Supplies or Services and Prices

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001		1	Job		$5,506,165.00

Proposal Log No. JW140042 6.3 Funding

CPFF

The contractor shall furnish the necessary equipment, personnel, facilities and supplies to conduct the research objectives in accordance with the contract schedule and the Proposal No. JW140042, requirements entitled “Advanced Development of Entolimod (CBLB502) To Mitigate and Treat the Acute Effects of Ionizing Radiation.” which is incorporated by reference. Both SOW, dated 12 August 2015, and CDRLS A001, A002, A003 and A004 are incorporated by reference, see Section “J” for details. See Section “G” for payment instructions. Period of Performance for research: 01 September 2015 - 31 August 2017. Final report due 90 days after research ends, 01 September 2017- 30 November 2017. This CLIN provides 6.3 Funding for research activities as specified in the SOW dated 25 August 2015 under Specific Aim 1, Task 2, Specific Aim 2 and Specific Aim 3.

FOB: Destination

PURCHASE REQUEST NUMBER: 0010624278-0002

	ESTIMATED COST				$4,922,759.20
	FIXED FEE				$583,405.80

TOTAL EST COST + FEE					$5,506,165.00
	ACRN AA CIN: GFEBS001062427800003				$5,506,165.00

W81XWH-15-C-0101

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002		1	Job		$3,720,289.64

Proposal Log No. JW140042 6.4 Funding

COST

The contractor shall furnish the necessary equipment, personnel, facilities and supplies to conduct the research objectives in accordance with the contract schedule and the Proposal No. JW140042, requirements entitled “Advanced Development of Entolimod (CBLB502) To Mitigate and Treat the Acute Effects of Ionizing Radiation.” which is incorporated by reference. Both SOW, dated 27 January 2015, and CDRLS A001, A002, A003 and A004 are incorporated by reference, see Section “J” for details. See Section “G” for payment instructions. Period of Performance for research: 01 September 2015 - 30 August 2017. Final report due 90 days after research ends, 01 September 2017- 30 November 2017. This CLIN provides 6.4 Funding for the definitive non-human primate animal study as specified in the SOW dated 12 August 2015 under Specific Aim 1 Task 1. Fee is included in CLIN 0001 as this cost is aligned with 6.3 Funding.

FOB: Destination

PURCHASE REQUEST NUMBER: 0010624278-0002

	ESTIMATED COST				$3,720,289.64
	ACRN AB CIN: GFEBS001062427800004				$3,720,289.64

W81XWH-15-C-0101

[***]= CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Section C - Descriptions and Specifications

DESCRIPTION OF RESEARCH

Cleveland BioLabs, Inc. (CBLI) research involves the continued preclinical development of entolimod (CBLB502) as a medical radiation countermeasure (MRC) for reducing the risk of death following total body irradiation, a cause of Acute Radiation Syndrome (ARS). There is currently no US Food and Drug Administration (FDA)-approved medical countermeasure to treat ARS. Entolimod is a novel clinical stage drug candidate moving towards FDA approval as a safe and effective treatment for ARS. The work under the Joint Warfighter Medical Research Program will include: [***]. CBLI is the overarching sponsor for regulatory applications including FDA applications to include Investigational New Drug (IND), Biologics License Application (BLA), and/or Emergency Use Authorization (EUA). CBLI has obtained FDA IND for entolimod under IND 100,480. The proposed studies under this SOW will provide additional data for FDA review, and as part of CBLI’s path toward submitting a BLA for FDA approval of entolimod for ARS (for both the frozen liquid formulation and lyophilized formulation). The SOW is incorporated herein and attached at Section J.

USAMRAA LOCAL INSTRUCTIONS

Contractor Manpower Reporting (CMR) (USAMRAA) (May 2015)

“The contractor shall report ALL contractor labor hours (including subcontractor labor hours) required for performance of services provided under this contract for “The Advanced Development of Entolimod (CBLB502) To Mitigate and Treat the Acute Effects of Ionizing Radiation” via a secure data collection site. The contractor is required to completely fill in all required data fields using the following web address: https://cmra.army.mil/Login.aspx. Reporting inputs will be for the labor executed during the period of performance during each Government fiscal year (FY), which runs October 1 through September 30. While inputs may be reported any time during the FY, all data shall be reported no later than October 31 of each calendar year, beginning with 2013. Contractors may direct questions to the help desk at help desk at:

ARMY: https://cmra.army.mil/Login.aspx.

All Others: https://www.ecmra.mil/.

CONTRACTOR IDENTIFICATION (June 2015) (USAMRAA)

When contractor personnel perform the services required in this contract on a Government installation they are required to possess and wear an identification badge that displays his or her name and the name of the Company. The contractor shall ensure that contractor personnel identify themselves as contractors when attending meetings, answering Government telephones, providing any type of written correspondence, or working in situations where their actions could be construed as official Government acts.

W81XWH-15-C-0101

While performing in a contractor capacity, contractor personnel shall refrain from using their retired or reserve component military rank or title in all written or verbal communications.

KEY PERSONNEL (June 2015) (USAMRAA)

a. The Contractor agrees to utilize the following Key Personnel on this contract:

1.	Dr. Andrei Gudkov, Co-PI
2.	Dr. Vadim Krivokrysenko, Co-PI

b. The above Key Personnel shall be utilized to fulfill the requirements of this contract.

c. The contractor must provide thorough and detailed documentation of the experience, abilities, and background for Key Personnel under this contract in the form of resumes or equivalent statements of qualifications. Such documentation shall include but not be limited to: name, curriculum vitae, type and description of experience.

d. The contractor agrees that during the contract performance period, substitution for Key Personnel shall not be permitted unless such substitution is necessitated by sudden illness, death, or termination of employment. In any of these events, the contractor shall promptly notify the Contracting Officer and provide the information required by paragraph (e) below.

e. All requests for substitutions must provide a detailed explanation of the circumstances necessitating the proposed substitution(s), a complete resume for the proposed substitute(s), and any other information requested by the Contracting Officer needed to approve or disapprove the proposed substitution(s). All proposed substitutes shall have qualifications that are equal to or higher than the qualifications of the person to be replaced. The Contracting Officer or his authorized representative will evaluate such requests and promptly notify the contractor of his approval or disapproval thereof.

f. If any of the listed Key Personnel are subcontractor personnel, the contractor shall include the substance of this clause in any subcontract which he awards under this contract.

W81XWH-15-C-0101

Section D - Packaging and Marking

a.	Packing shall be standard commercial to ensure acceptance by common carriers for safest delivery to destination unless otherwise specified in the specifications of description of this items.

b.	All shipping or mailing containers shall be marked showing “Contract No. W81XWH-15-C-0101” and the destination address shown in Section “F.”

W81XWH-15-C-0101

Section E - Inspection and Acceptance

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	Destination	Government	Destination	Government
0002	Destination	Government	Destination	Government

W81XWH-15-C-0101

Section F - Deliveries or Performance

DELIVERIES OR PERFORMANCE

REPORTS, MANUSCRIPTS AND PUBLIC RELEASES (June 2015) (USAMRAA)

a. Contractors are encouraged to publish results of research supported by the US Army Medical Research and Materiel Command (USAMRMC) in appropriate media forum. Any publication, report or public release, which may create a statutory bar to the issuance of a patent on any subject invention, shall be coordinated with appropriate patent counsel.

b. Manuscripts intended for publication in any media shall be submitted to the Contracting Officer and Contracting Officer’s Representative (COR), simultaneously with submission for publication. Review of such manuscripts is for comment to the Principal Investigator, not for approval or disapproval. Courtesy copies of the reprint shall be forwarded to the Contracting Officer and COR, even though publication may be subsequent to the expiration of the contract.

c. The Contractor shall notify the Contracting Officer of planned news releases, planned publicity, advertising material concerning contract work, and planned presentations to scientific meetings, prior to public release. This is not intended to restrict dissemination of research information but to allow USAMRMC advance notice in order to adequately respond to inquiries.

d. Manuscripts, reports, public releases and abstracts, which appear in professional journals, media and programs, shall include the following statements:

(1) “This work is supported by the US Army Medical Research and Materiel Command under Contract No. W81XWH-15-C-0101”

(2) “The views, opinions and/or findings contained in this report are those of the author(s) and should not be construed as an official Department of the Army position, policy or decision unless so designated by other documentation.”

(3) As applicable, if the research involves the use of animals, the Contractor must include the following statement: “In conducting research using animals, the investigator(s) adhered to the Animal Welfare Act Regulations and other Federal statutes relating to animals and experiments involving animals and the principles set forth in the current version of the Guide for Care and Use of Laboratory Animals, National Research Council.”

(4) As applicable, if the research involves human use, the Contractor must include the following statement: “In the conduct of research where humans are the subjects, the investigator(s) adhered to the policies regarding the protection of human subjects as prescribed by Code of Federal Regulations (CFR) Title 45, Volume 1, Part 46; Title 32, Chapter 1, Part 219; and Title 21, Chapter 1, Part 50 (Protection of Human Subjects).”

(5) As applicable, if the research involves the use of recombinant DNA, the Contractor must include the following statement: “In conducting work involving the use of recombinant DNA the investigator(s) adhered to the current version of the National Institutes of Health (NIH) Guidelines for Research Involving Recombinant DNA Molecules.”

DELIVERABLES

Delivery Schedule Abbreviations

The Contractor shall provide monthly, annual and final technical reports that describe the progress made within the period, summarize projected versus actual progress, report costs incurred, report monthly planned costs (spend plan) as well as a forecasted contract spend plan by government fiscal year (beginning OCT 1), and inform the Government of existing or potential problem areas.

The following abbreviations are used in the delivery/deliverable schedule:

Abbreviation	Definition
ACA	After Contract Award
CS	Contract Specialist
COR	Contracting Officer’s Representative
N/A	Not Applicable
NLT	No Later Than
POP	Period of Performance
P/S	Page or Section

W81XWH-15-C-0101

Deliverable/Delivery Schedule

A summary of deliverables follows. The list of deliverables serves as a minimum set of contractor deliverables required to meet the intent of Section C and other contract management deliverables. Copies are to be provided to the Government officials indicated under distribution (Dist) and in electronic file or digital medium.

Item	Title	Dist	Contract Secion	Initial	Subsequent
Deliverable 1	Monthly Technical Progress Reports and Teleconferences	COR CS CDMRP	Section F	On the 10th day of the month ACA	On the 10th day of each subsequent month
Deliverable 2	Quarterly Quad Charts	COR CS CDMRP	Section F	On the 15th day after 1st quarter ends	On the 15th day after each quarter ends
Deliverable 3	Annual Technical Reports	COR CS CDMRP	Section F	30 days after end of Year 1	N/A, unless there is an award modification to the POP
Deliverable 4	Final Technical Report	COR CS CDMRP	Section F	90 days after research POP ends	N/A
Deliverable 5	Report, Production, or Delivery Problems (CDRL A001)	COR CS CDMRP	Section J	Within 5 day of incident by email and written summary report within 10 business days of incident	Within 5 day of incident by email and written summary report within 10 business days of incident
Deliverable 6	FDA Communications, Study Reports, and Meetings (CDRL A002)	COR CS CDMRP	Section J	Same day for outgoing correspondences to FDA; within 3 business days for receipt of FDA correspondences	Same day for outgoing correspondences to FDA; within 3 business days for receipt of FDA correspondences
Deliverable 7	Technical Data and Study Reports(CDRL A003)	COR CS CDMRP	Section J	Within 30 days upon each study completion	As Required
Deliverable 8	Briefing Material (CDRL A004) and Teleconferences	COR CS CDMRP	Section J	Within 30 days after each quarter ends and also within 60 days following completion of study	Within 30 days after each quarter ends and also within 60 days following completion of study
Deliverable 9	DOD Review Meetings (e.g. In Progress Review, Interim Program Review, etc.)	COR CS CDMRP	Section F	Upon request/invitation	Upon request/invitation

MONTHLY REPORTING REQUIREMENTS

DELIVERABLE 1: REPORTING REQUIREMENTS (OCT 2009) (USAMRAA)

Monthly technical progress reporting requirements applicable to this award are annotated below:

W81XWH-15-C-0101

            XX            MONTHLY TECHNICAL PROGRESS REPORTS

a. The contractor shall submit a Monthly Technical Progress Report covering work accomplished during each month of contract performance. It shall be brief, factual, and informal, and shall be prepared in accordance with the following:

(l) Cover containing:

(a) Contract number and title

(b) Type of report, sequence number of report, and period of performance being reported

(c) Contractor’s name, address, and telephone number

(d) Principal Investigator

(e) Date of publication

(f) Contracting Officer’s Representative

(2) Section I – Introduction and Project Summary (Purpose and Scope of Research Effort). A brief introduction covering the purpose and scope of the research effort (one paragraph summary).

(3) Section II – Progress

(a) Overall Progress Summary. A brief description of overall progress to date for the reporting period (one-two paragraphs summary).

(b) Individual Task Progress. A separate description for each task or other logical segment of work on which effort was expended during the report period, briefly describing the work that has been performed. Description shall include pertinent data and graphs in sufficient detail to explain any significant results achieved. List all tasks associated with the approved Statement of Work (SOW) including those with no activity performed for the period and status stating as such (i.e. have not started, no work conducted this period, started, delayed, % completed, etc.).

(4) Section III - Problems and Changes

(a) Problems Encountered. A description of current problems that may impede performance, including impact on expenditures, along with proposed corrective action. Report any changes (e.g. staff addition/removal/FTE reduction/increase, approaches, etc.) that happened and why. Note some changes require Contracting Officer’s review and expressed written approval through a formal award modification before implementation.

(b) Problems Anticipated. A description of anticipated problems that have a potential to impede progress and/or impact expenditures, and what corrective action is planned should the problem materialize. Report any changes (e.g. staff, approaches, etc.) planned and why. Note some changes require Contracting Officer’s review and expressed written approval through a formal award modification before implementation.

(5) Section IV - Next Month Actions. A brief description of work to be performed during the next reporting period for each task. If no work is planned for a task then state so and why if appropriate.

(6) Section V - Administrative Comments - Description of proposed site visits and participation in technical meetings, journal manuscripts in preparation, coordination with other organizations conducting related work, etc.

W81XWH-15-C-0101

(7) Section VI – Research Protocols and Regulatory Status

(a) Protocol Status. List each protocol planned for the project including title, protocol identifiers (i.e. IACUC number, ACURO number, name of regulatory review board, etc.), type of animals, number of animals, protocol PI, protocol site, etc., and note status of each (e.g. in development, submitted to regulatory agency such as IACUC, ACURO, FDA for review, approval date with name of regulatory authority, date of continuing review or rewrite review, amendments with brief statement of the changes and its status such as submitted and/or approved by which regulatory authority, etc.)

(b) Adverse Events. Describe any adverse events and actions taken.

(8) Section VII - A Gantt Chart showing actual progress versus scheduled progress.

b. Monthly Technical Progress Reports shall be prepared by the seventh day following the month being reported, and shall be received within 10 days of the report month. Filename shall include the contract award number followed by report number and year of submission (e.g. W81XWH-15-C-0101 Monthly Report#01 2015). The Monthly Technical Progress Report shall be submitted to the following addresses:

One Copy:	U.S. Army Medical Research Acquisition Activity (USAMRAA) ATTN: MCMR-AAA-SB 820 Chandler Street Fort Detrick, MD 21702-5014 Email: jesse.m.hoffman2.civ@mail.mil
One e-Copy:

Contracting Officer’s Representative (COR)

Congressionally Directed Medical Research Programs (CDMRP)

Email: Eva.Lai.civ@mail.mil

and

Congressionally Directed Medical Research Programs (CDMRP)

Email: Usarmy.detrick.medcom-cdmrp.mbx.cdmrp-reporting@mail.mil

DELIVERABLE 2: QUARTERLY QUAD CHART REPORTING REQUIREMENTS

The Quarterly Quad Chart shall be prepared using the template available on USAMRAA webpage at https://www.usamraa.army.mil) and shall be received within 15 days after each quarter period ending ACA. File shall be saved as Microsoft PowerPoint. Filename shall include the contract award number followed by report type, year and quarter of submission (e.g. W81XWH-15-C-0101 Quad Chart Year 1 Quarter 1). Electronic or digital copies shall be submitted to the same addresses as noted above.

ANNUAL/FINAL REPORTING

DELIVERABLES 3 AND 4: ANNUAL/FINAL TECHNICAL REPORTING REQUIREMENTS

Format Requirements:

a. Annual reports shall be prepared in accordance with the Research Performance Progress Report (RPPR). The RPPR is the uniform format for reporting performance progress on Federally-funded research projects and research-related activities. Annual reports shall provide a complete summary of the research results (positive or

W81XWH-15-C-0101

negative) to date in direct alignment to the approved Statement of Work (SOW). The importance of the report to decisions relating to continued support of the research cannot be over-emphasized. An annual report shall be submitted within 30 calendar days of the anniversary date of the award for the preceding 12 month period. If the award period of performance is extended by the USAMRAA Contracts Officer, then an annual report shall still be submitted within 30 days of the anniversary date of the award. A final report will be due upon completion of the extended performance date that describes the entire research effort.

b. A final report shall also be prepared in accordance with the RPPR and shall be submitted within 90 calendar days of the award performance end date. The report shall summarize the entire research effort, citing data in the annual reports and appended publications.

Although there is no page limitation for the reports, each report shall be of sufficient length to provide a thorough description of the accomplishments with respect to the approved SOW. Reports, in electronic format (PDF or Word file only), shall be submitted to https://ers.amedd.army.mil.

All reports shall have the following elements, in this order:

FRONT COVER:

Sample front cover is provided at

http://mrmc.amedd.army.mil/index.cfm?pageid=researcher_resources.technical_reporting. The Accession Document (AD) Number should remain blank.

Distribution: Reports must include one of two distribution statements:

(1) Unlimited Distribution: If the distribution will be unlimited (i.e., approved for public release), choose the form entitled “Award/Contract Front Cover – Unlimited Distribution A.” Results of fundamental research should be public distribution except in rare and exceptional circumstances.

(2) Limited Distribution: If the distribution is to be limited, choose the form entitled “Award/Contract Cover – Limited Distribution B.” After report submission, the COR will review the appropriateness of using this distribution statement. The COR has the right to challenge the validity of any restrictive markings. Reports that may be eligible for limited distribution may be ones that contain proprietary data that is not to be released to the public. If so, mark the cover page as “Proprietary”. DO NOT USE THE WORD “CONFIDENTIAL” WHEN MARKING DOCUMENTS. The contractor shall maintain records sufficient to justify the validity of any restrictive markings. REPORTS NOT PROPERLY MARKED WILL BE DISTRIBUTED AS APPROVED FOR PUBLIC RELEASE.

For additional information regarding distribution statements, see DOD Instruction 5230.24 (available at http://www.dtic.mil/whs/directives).

For general information regarding report preparation, access the Research Resources, Technical Reporting, website at https://mrmc.amedd.army.mil/index.cfm?pageid=researcher_resources.technical_reporting.

STANDARD FORM 298: Sample SF 298 is provided at

http://mrmc.amedd.army.mil/index.cfm?pageid=researcher_resources.technical_reporting. The abstract shall be provided in Block 14 and shall state the purpose, scope, and major findings and be an up-to-date report of the progress in terms of results and significance. Abstracts will be submitted to the Defense Technical Information Center (DTIC) and shall not contain proprietary information. Subject terms are keywords that may have been previously assigned to the proposal abstract or are keywords that may be significant to the research.

Pages shall be numbered. The number of pages shall include all pages that have printed data (including the front cover, SF 298, table of contents, and all appendices). Page numbers must match the numbering shown on the Table of Contents.

W81XWH-15-C-0101

TABLE OF CONTENTS: Sample table of contents is provided at

http://mrmc.amedd.army.mil/index.cfm?pageid=researcher_resources.technical_reporting.

Example Table of Contents

Page No.

1.	Introduction
2.	Keywords
3.	Accomplishments
4.	Impact
5.	Changes/Problems
6.	Products
7.	Participants & Other Collaborating Organizations
8.	Special Reporting Requirements
9.	Appendices

1.	INTRODUCTION: Narrative that briefly (one paragraph) describes the subject, purpose and scope of the research.

2.	KEYWORDS: Provide a brief list of keywords (limit to 20 words).

3. ACCOMPLISHMENTS: The PI is reminded that the contract organization is required to obtain prior written approval from the USAMRAA Contract s Officer whenever there are significant changes in the project or its direction.

•	What were the major goals and objectives of the project?

•	What was accomplished under these goals?

•	What opportunities for training and professional development did the project provide?

•	How were the results disseminated to communities of interest?

•	What do you plan to do during the next reporting period to accomplish the goals and objectives?

What were the major goals of the project?

List the major goals of the project as stated in the approved SOW. If the application listed milestones/target dates for important activities or phases of the project, identify these dates and show actual completion dates or the percentage of completion.

Generally, the goals will not change from one reporting period to the next and are unlikely to change during the final reporting period. However, if the awarding agency approved changes to the goals during the reporting period, list the revised goals and objectives. Also explain any significant changes in approach or methods from the agency approved application or plan.

What was accomplished under these goals?

For this reporting period describe: 1) major activities; 2) specific objectives; 3) significant results or key outcomes, including major findings, developments, or conclusions (both positive and negative); and/or 4) other achievements. Include a discussion of stated goals not met. Description shall include pertinent data and graphs in sufficient detail to explain any significant results achieved. A succinct description of the methodology used shall be provided. As the project progresses to completion, the emphasis in reporting in this section should shift from reporting activities to reporting accomplishments.

What opportunities for training and professional development has the project provided?

If the project was not intended to provide training and professional development opportunities or there is nothing significant to report during this reporting period, state “Nothing to Report.”

W81XWH-15-C-0101

Describe opportunities for training and professional development provided to anyone who worked on the project or anyone who was involved in the activities supported by the project. “Training” activities are those in which individuals with advanced professional skills and experience assist others in attaining greater proficiency. Training activities may include, for example, courses or one-on-one work with a mentor. “Professional development” activities result in increased knowledge or skill in one’s area of expertise and may include workshops, conferences, seminars, study groups, and individual study. Include participation in conferences, workshops, and seminars not listed under major activities.

How were the results disseminated to communities of interest?

If there is nothing significant to report during this reporting period, state “Nothing to Report.”

Describe how the results were disseminated to communities of interest. Include any outreach activities that were undertaken to reach members of communities who are not usually aware of these project activities, for the purpose of enhancing public understanding and increasing interest in learning and careers in science, technology, and the humanities.

What do you plan to do during the next reporting period to accomplish the goals?

If this is the final report, state “Nothing to Report.”

Describe briefly what you plan to do during the next reporting period to accomplish the goals and objectives.

4. IMPACT: This component is used to describe ways in which the work, findings, and specific products of the project have had an impact during this reporting period. Describe distinctive contributions, major accomplishments, innovations, successes, or any change in practice or behavior that has come about as a result of the project relative to:

•	the development of the principal discipline(s) of the project;

•	other disciplines;

•	technology transfer; or

•	society beyond science and technology.

What was the impact on the development of the principal discipline(s) of the project?

If there is nothing significant to report during this reporting period, state “Nothing to Report.”

Describe how findings, results, techniques that were developed or extended, or other products from the project made an impact or are likely to make an impact on the base of knowledge, theory, and research in the principal disciplinary field(s) of the project. Summarize using language that an intelligent lay audience can understand (Scientific American style).

How the field or discipline is defined is not as important as covering the impact the work has had on knowledge and technique. Make the best distinction possible, for example, by using a “field” or “discipline,” if appropriate, that corresponds with a single academic department (i.e., physics rather than nuclear physics).

What was the impact on other disciplines?

If there is nothing significant to report during this reporting period, state “Nothing to Report.”

Describe how the findings, results, or techniques that were developed or improved, or other products from the project made an impact or are likely to make an impact on other disciplines.

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What was the impact on technology transfer?

If there is nothing significant to report during this reporting period, state “Nothing to Report.”

Describe ways in which the project made an impact, or is likely to make an impact, on commercial technology or public use, including:

•	transfer of results to entities in government or industry;

•	instances where the research has led to the initiation of a start-up company; or

•	adoption of new practices.

What was the impact on society beyond science and technology?

If there is nothing significant to report during this reporting period, state “Nothing to Report.”

Describe how results from the project made an impact, or are likely to make an impact, beyond the bounds of science, engineering, and the academic world on areas such as:

•	improving public knowledge, attitudes, skills, and abilities;

•	changing behavior, practices, decision making, policies (including regulatory policies), or social actions; or

•	improving social, economic, civic, or environmental conditions.

5. CHANGES/PROBLEMS: The Project Director/Principal Investigator (PD/PI) is reminded that the contract organization is required to obtain prior written approval from the awarding agency Contracts Officer whenever there are significant changes in the project or its direction. If not previously reported in writing, provide the following additional information or state, “Nothing to Report,” if applicable:

•	Changes in approach and reasons for change.

•	Actual or anticipated problems or delays and actions or plans to resolve them.

•	Changes that have a significant impact on expenditures.

•	Significant changes in use or care of human subjects, vertebrate animals, biohazards, and/or select agents.

Changes in approach and reasons for change

Describe any changes in approach during the reporting period and reasons for these changes. Remember that significant changes in objectives and scope require prior approval of the agency.

Actual or anticipated problems or delays and actions or plans to resolve them

Describe problems or delays encountered during the reporting period and actions or plans to resolve them.

Changes that had a significant impact on expenditures

Describe changes during the reporting period that may have had a significant impact on expenditures, for example, delays in hiring staff or favorable developments that enable meeting objectives at less cost than anticipated.

Significant changes in use or care of human subjects, vertebrate animals, biohazards, and/or select agents

Describe significant deviations, unexpected outcomes, or changes in approved protocols for the use or care of human subjects, vertebrate animals, biohazards, and/or select agents during the reporting period. If required, were these changes approved by the applicable institution committee (or equivalent) and reported to the agency? Also specify the applicable Institutional Review Board/Institutional Animal Care and Use Committee approval dates.

6. PRODUCTS: List any products resulting from the project during the reporting period. Examples of products include:

•	publications, conference papers, and presentations;

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•	website(s) or other Internet site(s);

•	technologies or techniques;

•	inventions, patent applications, and/or licenses; and

•	other products.

If there is nothing to report under a particular item, state “Nothing to Report.”

•	Publications, conference papers, and presentations

Report only the major publication(s) resulting from the work under this award. There is no restriction on the number. However, agencies are interested in only those publications that most reflect the work under this award in the following categories:

Journal publications. List peer-reviewed articles or papers appearing in scientific, technical, or professional journals. Include any peer-reviewed publication in the periodically published proceedings of a scientific society, a conference, or the like. A publication in the proceedings of a one-time conference, not part of a series, should be reported under “Books or other non-periodical, one-time publications.”

Identify for each publication: Author(s); title; journal; volume: year; page numbers; status of publication (published; accepted, awaiting publication; submitted, under review; other); acknowledgement of federal support (yes/no).

Books or other non-periodical, one-time publications. Report any book, monograph, dissertation, abstract, or the like published as or in a separate publication, rather than a periodical or series. Include any significant publication in the proceedings of a one-time conference or in the report of a one-time study, commission, or the like.

Identify for each one-time publication: Author(s); title; editor; title of collection, if applicable; bibliographic information; year; type of publication (e.g., book, thesis or dissertation); status of publication (published; accepted, awaiting publication; submitted, under review; other); acknowledgement of federal support (yes/no).

Other publications, conference papers, and presentations. Identify any other publications, conference papers and/or presentations not reported above. Specify the status of the publication as noted above. List presentations made during the last year (international, national, local societies, military meetings, etc.). Use an asterisk (*) if presentation produced a manuscript.

•	Website(s) or other Internet site(s)

List the URL for any Internet site(s) that disseminates the results of the research activities. A short description of each site should be provided. It is not necessary to include the publications already specified above in this section.

•	Technologies or techniques

Identify technologies or techniques that resulted from the research activities. In addition to a description of the technologies or techniques, describe how they will be shared.

•	Inventions, patent applications, and/or licenses

Identify inventions, patent applications with date, and/or licenses that have resulted from the research. State whether an application is provisional or non-provisional and indicate the application number. Submission of this information as part of an interim research performance progress report is not a substitute for any other invention reporting required under the terms and conditions of an award.

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•	Other Products

Identify any other reportable outcomes that were developed under this project. Reportable outcomes are defined as a research result that is or relates to a product, scientific advance, or research tool that makes a meaningful contribution toward the understanding, prevention, diagnosis, prognosis, treatment, and/or rehabilitation of a disease, injury or condition, or to improve the quality of life. Examples include:

•	data or databases;

•	biospecimen collections;

•	audio or video products;

•	software;

•	models;

•	educational aids or curricula;

•	instruments or equipment;

•	research material (e.g., Germplasm; cell lines, DNA probes, animal models);

•	clinical interventions;

•	new business creation; and

•	other.

7. PARTICIPANTS & OTHER COLLABORATING ORGANIZATIONS

Provide the following information on participants:

•	what individuals have worked on the project?

•	has there been a change in the other active support of the PD/PI(s) or senior/key personnel since the last reporting period?

•	what other organizations have been involved as partners?

What individuals have worked on the project?

Provide the following information for: (1) PDs/PIs; and (2) each person who has worked at least one person month per year on the project during the reporting period, regardless of the source of compensation (a person month equals approximately 160 hours of effort).

•	Provide the name and identify the role the person played in the project. Indicate the nearest whole person month (Calendar, Academic, Summer) that the individual worked on the project. Show the most senior role in which the person worked on the project for any significant length of time. For example, if an undergraduate student graduated, entered graduate school, and continued to work on the project, show that person as a graduate student, preferably explaining the change in involvement.

Describe how this person contributed to the project and with what funding support. If information is unchanged from a previous submission, provide the name only and indicate “no change”.

Example:
Name:	Mary Smith
Project Role:	Graduate Student
Researcher Identifier (e.g., ORCID ID):	1234567
Nearest person month worked:	5
Contribution to Project:	Ms. Smith has performed work in the area of
combined error-control and constrained coding
Funding Support:	The XYZ Foundation (Complete only if the
funding support is provided from other than this award.)

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Has there been a change in the active other support of the PD/PI(s) or senior/key personnel since the last reporting period?

If there is nothing significant to report during this reporting period, state “Nothing to Report.”

If the active support has changed for the PD/PI(s) or senior/key personnel, then describe what the change has been. Changes may occur, for example, if a previously active contract has closed and/or if a previously pending contract is now active. Annotate this information so it is clear what has changed from the previous submission.

Submission of other support information is not necessary for pending changes or for changes in the level of effort for active support reported previously. The awarding agency may require prior written approval if a change in active other support significantly impacts the effort on the project that is the subject of the project report.

What other organizations were involved as partners?

If there is nothing significant to report during this reporting period, state “Nothing to Report.”

Describe partner organizations – academic institutions, other nonprofits, industrial or commercial firms, state or local governments, schools or school systems, or other organizations (foreign or domestic) – that were involved with the project. Partner organizations may have provided financial or in-kind support, supplied facilities or equipment, collaborated in the research, exchanged personnel, or otherwise contributed.

Provide the following information for each partnership:

Organization Name:

Location of Organization: (if foreign location list country)

Partner’s contribution to the project (identify one or more)

•	Financial support;

•	In-kind support (e.g., partner makes software, computers, equipment, etc., available to project staff);

•	Facilities (e.g., project staff use the partner’s facilities for project activities);

•	Collaboration (e.g., partner’s staff work with project staff on the project);

•	Personnel exchanges (e.g., project staff and/or partner’s staff use each other’s facilities, work at each other’s site); and

•	Other.

8. SPECIAL REPORTING REQUIREMENTS:

QUAD CHARTS: The Quad Chart (available on https://www.usamraa.army.mil) shall be updated and submitted as an appendix.

9. APPENDICES: Attach all appendices that contain information that supplements, clarifies or supports the text. Examples include original copies of journal articles, reprints of manuscripts and abstracts, a curriculum vitae, patent applications, study questionnaires, and surveys, etc.

DELIVERABLE 9: DOD REVIEW MEETING

In addition to technical progress reports, the PI shall prepare for and participate in at least one DOD Review Meeting such as an Interim Progress Review (IPR) for each year of the project’s term of award. Generally, the IPR will last no longer than two days and require no more than two overnight stays. It most likely will be held at Fort Detrick.

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DELIVERY INFORMATION

CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	DODAAC
0001	POP 01-SEP-2015 TO 30-NOV-2017	N/A	FORT DETRICK - CDMRP FORT DETRICK - CDMRP 1120 FORT DETRICK FREDERICK MD 21702 FOB: Destination	W91ZSQ
0002	POP 01-SEP-2015 TO 30-NOV-2017	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	W91ZSQ

CLAUSES INCORPORATED BY FULL TEXT

252.235-7011 FINAL SCIENTIFIC OR TECHNICAL REPORT (JAN 2015)

The Contractor shall—

(a) Submit an electronic copy of the approved final scientific or technical report, not a summary, delivered under this contract to the Defense Technical Information Center (DTIC) through the web-based input system at http://www.dtic.mil/dtic/submit/ as required by DoD Instruction 3200.12, DoD Scientific and Technical Information Program (STIP). Include a completed Standard Form (SF) 298, Report Documentation Page, in the document, or complete the web-based SF 298.

(b) For instructions on submitting multi-media reports, follow the instructions at http://www.dtic.mil/dtic/submit.

(c) Email classified reports (up to Secret) to TR@DTIC.SMIL.MIL. If a SIPRNET email capability is not available, follow the classified submission instructions at http://www.dtic.mil/dtic/submit/.

(End of clause)

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Section G - Contract Administration Data

CPARS

Contractor Performance Assessment Reporting System (CPARS) (USAMRAA) (May 2015)

A CPAR assesses a contractor’s performance and provides a record, both positive and negative, on a given contractor during a specific period of time. Each assessment is based on objective facts and supported by program and contract management data, such as cost performance reports, customer comments, quality reviews, technical interchange meetings, financial solvency assessments, construction/production management reviews, contractor operations reviews, functional performance evaluations, and earned contract incentives. Performance evaluations are transmitted into the Past Performance Information Retrieval System (PPIRS) which is used by government agencies to assess contractor past performance for future acquisitions. The contractor shall appoint a Contractor Representative (CR) and provide this information to the Contracting Officer (KO) within 10 calendar days of award. The contractor POC shall have the authority to comment on the CPAR assessment on behalf of their company and within the timeframes established.

A CPARS assessment must be completed within 120 calendar days after the evaluation. Evaluations are sent to PPIRS within 14 calendar days after the government Assessing Official (AO) has submitted the rating. If the CR has not concurred/non-concurred with the rating; PPIRS will show the government evaluation as “Contractor Comment Pending Review”. The CR has a total of 60 calendar days to concur/non-concur with the assessment. After 60 days is the contractor, the CR can either concur/non-concur The CR has the authority to: access the Government evaluation; review/comment/concur or non-concur with the assessment. The CR has 60 calendar days after notification of the government’s assessment to review/comment/concur or non-concur. The CR has the right to schedule a meeting (in writing) with the government within 7 calendar days of notification of an assessment. Once the government and the CR complete the evaluation; an automatic update will be sent to PPIRS and visible for Source Selection. If the CR fails to respond within 60 days, the assessment will be finalized. Training for CPARS can be found on the CPARS website: https://www.cpars.gov/index.htm.

To access CPARS, the contractor must have a Public Key Infrastructure (PKI). It is suggested an ECA certificate of Medium Assurance should be purchased. This should be a Department of Defense identity certificate, not an e-mail certificate.

PAYMENT INFORMATION

INVOICING INSTRUCTIONS

INVOICES SHALL be entered into Wide Area Work Flow (WAWF) website at https://wawf.eb.mil/. For “training” instructions on using WAWF click on “About WAWF”, then click on “Training.” Please reference the “Electronic Submission of Payment Requests and Receiving Reports (June 2012)” for specific invoicing instructions in WAWF.

•	Contractor invoices shall be prepared and submitted according to DFARS 252.232-7003, entitled “Electronic Submission of Payment Request.” (see Section “G” of this contract)

•	Each voucher submitted must state the period of performance (POP) of the contract. (i.e. 15 May 2015 – 14 May 2020)

•	Each voucher should be submitted monthly and must request payment for amount stated in the appropriate Contract Line Item (CLIN). (i.e. CLIN 0001)

•	Contractor shall request payment in the format of the Contract Line Item (CLIN). In accordance with FAR 52.232-12 Advance Payments are not allowable. Payments will only be made for the amount of work completed.

RECEIVING REPORTS shall be entered into Wide Area Work Flow (WAWF) website at https://wawf.eb.mil/. For specific instructions on using WAWF, click on “About WAWF”, and then click on “Training.”

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PAYMENT PROCESSING:

Defense Finance and Accounting Service (DFAS) is responsible for payment once invoice(s) and receiving report(s) have been entered into Wide Area Work Flow (WAWF) website.

RATES

CBLI currently does not have a DCAA forward pricing rate agreement, therefore Fringe, Overhead, and G&A will be capped at the rate requested in the budget and outlined below:

Fringe: 33.8%

Overhead: 22.75%

G&A: 2%

If DCAA issues a Forward Pricing Rate Agreement for CBLI that covers the timeframe of this period of performance, the rates will be adjusted downward in accordance with the approved Forward Pricing Rate Agreement if applicable. If not the rates will be capped as outlined above.

ACCOUNTING SYSTEM

CBLI has not had a DCAA accounting system review to determine adequacy. A pre-award accounting system survey was requested from DCAA and is pending. A full post award accounting system audit will be requested if the results of the pre-award survey finds any significant issues with CBLI’s accounting systems. At that time, the Contracting Officer will review DCAA’s recommendations and the contract may be modified accordingly.

ACCOUNTING AND APPROPRIATION DATA

AA: 09720142015013000018310443439410	R.0012069.1.1	6100.9000021001
COST CODE: A7444
AMOUNT: $5,506,165.00
CIN GFEBS001062427800003: $5,506,165.00

AB: 09720142015013000018310444441410	R.0012070.1	6100.9000021001
COST CODE: A7444
AMOUNT: $3,720,289.64
CIN GFEBS001062427800004: $3,720,289.64

CLAUSES INCORPORATED BY FULL TEXT

252.232-7003       ELECTRONIC SUBMISSION OF PAYMENT REQUESTS AND RECEIVING REPORTS

(JUNE 2012)

(a) Definitions. As used in this clause–

(1) Contract financing payment and invoice payment have the meanings given in section 32.001 of the Federal Acquisition Regulation.

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(2) Electronic form means any automated system that transmits information electronically from the initiating system to all affected systems. Facsimile, e-mail, and scanned documents are not acceptable electronic forms for submission of payment requests. However, scanned documents are acceptable when they are part of a submission of a payment request made using Wide Area WorkFlow (WAWF) or another electronic form authorized by the Contracting Officer.

(3) Payment request means any request for contract financing payment or invoice payment submitted by the Contractor under this contract.

(4) Receiving report means the data required by the clause at 252.246-7000, Material Inspection and Receiving Report.

(b) Except as provided in paragraph (c) of this clause, the Contractor shall submit payment requests and receiving reports using WAWF, in one of the following electronic formats that WAWF accepts: Electronic Data Interchange, Secure File Transfer Protocol, or World Wide Web input. Information regarding WAWF is available on the Internet at https://wawf.eb.mil/.

(c) The Contractor may submit a payment request and receiving report using other than WAWF only when–

(1) The Contracting Officer administering the contract for payment has determined, in writing, that electronic submission would be unduly burdensome to the Contractor. In such cases, the Contractor shall include a copy of the Contracting Officer’s determination with each request for payment;

(2) DoD makes payment for commercial transportation services provided under a Government rate tender or a contract for transportation services using a DoD-approved electronic third party payment system or other exempted vendor payment/invoicing system (e.g., PowerTrack, Transportation Financial Management System, and Cargo and Billing System);

(3) DoD makes payment for rendered health care services using the TRICARE Encounter Data System (TEDS) as the electronic format; or

(4) When the Governmentwide commercial purchase card is used as the method of payment, only submission of the receiving report in electronic form is required.

(d) The Contractor shall submit any non-electronic payment requests using the method or methods specified in Section G of the contract.

(e) In addition to the requirements of this clause, the Contractor shall meet the requirements of the appropriate payment clauses in this contract when submitting payments requests.

(End of clause)

252.232-7006 WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS (MAY 2013)

(a) Definitions. As used in this clause—

Department of Defense Activity Address Code (DoDAAC) is a six position code that uniquely identifies a unit, activity, or organization.

Document type means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).

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Local processing office (LPO) is the office responsible for payment certification when payment certification is done external to the entitlement system.

(b) Electronic invoicing. The WAWF system is the method to electronically process vendor payment requests and receiving reports, as authorized by DFARS 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.

(c) WAWF access. To access WAWF, the Contractor shall—

(1) Have a designated electronic business point of contact in the System for Award Management at https://www.acquisition.gov; and

(2) Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration available at this Web site.

(d) WAWF training. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the “Web Based Training” link on the WAWF home page at https://wawf.eb.mil/.

(e) WAWF methods of document submission. Document submissions may be via Web entry, Electronic Data Interchange, or File Transfer Protocol.

(f) WAWF payment instructions. The Contractor must use the following information when submitting payment requests and receiving reports in WAWF for this contract/order:

(1) Document type. The Contractor shall use the following document type(s).

_Cost Voucher

(2) Inspection/acceptance location. The Contractor shall select the following inspection/acceptance location(s) in WAWF, as specified by the contracting officer.

W91ZSQ

(3) Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system.

Routing Data Table*

Field Name in WAWF	Data to be entered in WAWF
Pay Official DoDAAC	HQ0490
Issue By DoDAAC	W81XWH
Admin DoDAAC	W81XWH
Inspect By DoDAAC	W91ZSQ
Ship To Code	W91ZSQ
Ship From Code	N/A
Mark For Code	N/A
Service Approver (DoDAAC)	W91ZSQ
Service Acceptor (DoDAAC)	W91ZSQ
Accept at Other DoDAAC	N/A
LPO DoDAAC	N/A
DCAA Auditor DoDAAC	HAA653
Other DoDAAC(s)	N/A

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(4) Payment request and supporting documentation. The Contractor shall ensure a payment request includes appropriate contract line item and subline item descriptions of the work performed or supplies delivered, unit price/cost per unit, fee (if applicable), and all relevant back-up documentation, as defined in DFARS Appendix F, (e.g. timesheets) in support of each payment request.

(5) WAWF email notifications. The Contractor shall enter the email address identified below in the “Send Additional Email Notifications” field of WAWF once a document is submitted in the system.

eva.lai.civ@mail.mil

(g) WAWF point of contact. (1) The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity’s WAWF point of contact.

jesse.m.hoffman2.civ@mail.mil

(2)	For technical WAWF help, contact the WAWF helpdesk at 866-618-5988.

(End of clause)

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Section H - Special Contract Requirements

SPECIAL CONTRACT REQUIREMENTS

Travel

Arrangements for and costs of all travel, transportation, meals, lodging, and incidentals are the responsibility of the Contractor. Contractor shall submit travel requests with estimated costs to the COR NLT 15 days prior to travel. Travel costs shall be incurred and billed in accordance with FAR Part 31. Costs for these expenses will be reviewed, certified and approved by the COR. All travel and transportation shall utilize commercial sources and carriers provided the method used for the appropriate geographical area results in reasonable charges to the government. The Government will not pay for business class or first-class travel. Lodging and meals shall be reimbursed in accordance with regulations defined in FAR PART 31. Funding for travel will be provided as indicated in the final project budget.

DOD Contractor Foreign Travel (USAMRAA) (May 2015)

Approval of Foreign Travel. Foreign travel under this contract is defined as any travel outside of the continental United States and its territories and possessions. The cost of foreign travel is allowable only when specific written approval of the Contracting Officer is obtained prior to the commencement of the travel. This is a requirement for all DoD contractors traveling on official DoD business in conjunction with DoD travel.

1. The following requirements will be accomplished by the contractor(s) prior to foreign travel on approval of the Contracting Officer. Allow 90 days for completion of training requirements and approval of the application process. Detailed information can be found on the MRMC website: https://mrmc.amedd.army.mil/index.cfm?pageid=mrmc_resources.oconus. Select all the links under “Contractor Travel Requirements” and comply with the instructions. Consult the DoD Foreign Clearance Guide https://www.fcg.pentagon.mil

2. Mandatory training and minimum requirements must be met and a copy provided to the contracting officer 15 days prior to scheduled departure.

3. Costs incurred by contractor personnel on official contract business, whether foreign travel and/or domestic/local travel, are allowable subject to the limitations in the Federal Acquisition Regulation (FAR clause 52.216-7 Allowable Cost and Payment); incorporated into this contract.

4. MANDATORY TRAINING – OFFICIAL GOVERNMENT TRAVEL

(a) Anti-Terrorism Level 1 (valid for one year)

(b) SERE 100 (valid for two years)

(c) PRO-File

(d) Human Rights, SOUTHCOM travel only (valid for one year)

(e) US Forces Korea, Korea travel only (valid for one year)

4.1. MINIMUM MANDATORY DOCUMENTATION

(a) USAMRMC Form 55-46 (Request for OCONUS Travel)

(b) Flight Itinerary

(c) LOA’s generated through the Synchronized Pre-deployment and Operational Tracker (SPOT); completed by the responsible Contracting Officer

(d) Force Protection Plan signed by the traveler and Commanding Officer.

(e) If traveling to a Restricted or FPCON Charlie and Delta areas, the Force Protection Plan must also be signed by a GO/FO or DoD equivalent

(f) Area of responsibility briefing completed within three months of travel

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(g) PACOM travel; verification that PACOM’s Travel Tracker/Individual Antiterrorism Plan (TT/IATP) has been completed

(h) AFRICOM travel; verification that AFRICOM’S Theater Information Management System (TIMS) or Statement of Preparedness Document (when TIMS is not available), has been completed.

(i) USFK Form 700-19A-R-E

(j) US-ROK SOFA IAW FAR 25.8 and USFK Regulation 700-19.

5. TRAINING LINKS

(a) Anti-Terrorism Level 1- https://atlevel1.dtic.mil/at/.

(b) SERE 100 - https://jko.ifcom.mil

(c) PRO-File - https://prmsglobal.prms.af.mil/prmsconv/profile/survey/survey.aspx

(d) Human Rights - https://www.americasnet.org.

(e) US Forces Korea - https://www.usfk.mil

PROHIBITION OF USE OF LABORATORY ANIMALS (June 2015) (USAMRAA)

PROHIBITION – READ FURTHER FOR DETAILS

Notwithstanding any other terms and conditions contained in this award or incorporated by reference herein, the contractor is expressly forbidden to use or subcontract for the use of laboratory animals in any manner whatsoever without the express written approval of the USAMRMC, Animal Care and Use Review Office (ACURO). Written authorization to begin research under the applicable protocol(s) proposed for this award will be issued in the form of an approval letter from the USAMRMC ACURO to the contractor with a copy to the USAMRAA Contracting Office. Furthermore, modifications to already approved extramural protocols require approval by ACURO prior to implementation. Once approved, notification must be given immediately to USAMRAA contracting. For each fiscal year, the contractor shall maintain, and upon request from ACURO, submit animal usage information. Non-compliance with any of these terms and conditions may result in withholding of funds and/or the terminations of the award.

PROHIBITION OF HUMAN RESEARCH, USE OF HUMAN SUBJECTS (June 2015) (USAMRAA)

PROHIBITION – READ FURTHER FOR DETAILS

a. The contractor or its subcontractors, are authorized to conduct research under this award involving humans as research subjects for the following protocols: Protocols not identified are not approved.

Research under this award involving the use of human subjects, to include the use of human anatomical substances or identifiable private information (human data), shall not begin until the USAMRMC’s Office of Research Protections (ORP) provides authorization that the research may proceed. Written approval to begin research will be issued from the USAMRMC ORP, under separate notification to the contractor. Written approval from the USAMRMC ORP is also required for any subcontractor that will use funds from this award to conduct research involving human subjects.

Research involving human subjects shall be conducted in accordance with the protocol submitted to and approved by the USAMRMC ORP. Complete study records shall be maintained for each human research study and shall be made available for review by representatives of the USAMRMC. Research records shall be stored in a confidential manner so as to protect the confidentiality of subject information.

The contractor is required to adhere to the following reporting requirements:

Submission of major modifications to the protocol, continuing review documentation, and the final report are required as outlined in the USAMRMC ORP approval memorandum.

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Unanticipated problems involving risks to subjects or others, clinical holds (voluntary or involuntary), and suspension or termination of this research by the IRB, the institution, the Sponsor, or regulatory agencies, shall be promptly reported to the USAMRMC ORP and the USAMRAA Contracting Office.

The knowledge of any pending compliance inspection/visits by the FDA, ORP, or other government agency concerning this clinical investigation or research, the issuance of Inspection Reports, FDA Form 483, warning letters or actions taken by any Regulatory Agencies including legal or medical actions, and any instances of serious or continuing non-compliance with regulatory requirements that relate to this clinical investigation or research, shall be reported immediately to the USAMRMC ORP and the USAMRAA Contracting Office. Non-compliance with these terms and conditions may result in withholding of funds and/or the termination of the award.

PROHIBITION OF USE OF HUMAN CADAVERS (June 2015) (USAMRAA)

PROHIBITION – READ FURTHER FOR DETAILS

Research, development, testing and evaluation (RDT&E), education or training activities involving human cadaveric specimens under this award shall not begin until approval is granted in accordance with the Army Policy for Use of Human Cadavers for RDT&E, Education, or Training, 20 April 2012 (https://mrmc.amedd.army.mil/index.cfm?pageid=research_ protections.overview). The USAMRMC Office of Research Protections (ORP) is the Action Office (usarmy.detrick.medcom-usamrmc.other.hrpo@mail.mil ) for this policy. Approval must be obtained from the Head of the Army organization that is supporting/funding the activity involving cadavers as described in the Army Policy for Use of Human Cadavers. For certain activities involving cadavers, including activities supported/funded by the USAMRMC, approval must also be obtained from ORP. Award contractors must coordinate with the supporting/funding Army organization to ensure that proper approvals are obtained. Written approvals to begin the activity will be issued under separate notification to the contractor. Non-compliance with these terms and conditions may result in withholding of funds and/or the termination of the award. are obtained. Written approvals to begin the activity will be issued under separate notification to the contractor. Non-compliance with these terms.

USE OF TECHNICAL REFERENCE FACILITY (June 2015) (USAMRAA)

The contractor agrees to use, to the extent practical, the technical reference facilities of the Defense Technical Information Center (DTIC) for the purpose of surveying existing knowledge and avoiding needless duplication of scientific and engineering effort and the expenditure thereby represented. The DTIC headquarters office is located at 8725 John J. Kingman Road, Fort Belvoir, VA 22060-6218. Information can also be obtained via the Internet at http://www.dtic.mil or via the toll-free number for the DTIC help desk, 1-800-225-3842. To the extent practical, all other sources, whether or not Government controlled, should be consulted for the same purpose.

INVESTIGATING AND REPORTING POSSIBLE SCIENTIFIC MISCONDUCT (June 2015) (USAMRAA)

a. “Misconduct” or “Misconduct in Science” is defined as fabrication, falsification, plagiarism, or other practices that seriously deviate from those that are commonly accepted within the scientific community for proposing, conducting or reporting research. It does not include honest error or honest differences in interpretations or judgments of data.

b. Contractors shall foster a research environment that prevents misconduct in all research and that deals forthrightly with possible misconduct associated with research for which U.S. Army Medical Research and Materiel Command funds have been provided or requested.

c. The contractor agrees to:

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(1) Establish and keep current an administrative process to review, investigate, and report allegations of misconduct in science in connection with research conducted by the contractor;

(2) Comply with its own administrative process;

(3) Inform its scientific and administrative staff of the policies and procedures and the importance of compliance with those policies and procedures;

(4) Take immediate and appropriate action as soon as misconduct on the part of employees or persons within the organization’s control is suspected or alleged; and

(5) Report to the Administrative Contracting Officer (ACO) a decision to initiate an investigation into possible scientific misconduct.

d. The contractor is responsible for notifying the ACO of appropriate action taken if at any stage of an inquiry or investigation any of the following conditions exist:

(1) An immediate health hazard is involved;

(2) There is an immediate need to protect Federal funds or equipment;

(3) A probability exists that the alleged incident will be reported publicly; or

(4) There is a reasonable indication of possible criminal violation.

CLAUSES INCORPORATED BY FULL TEXT

PRINCIPAL INVESTIGATOR (DEC 2006) (USAMRAA)

The Principal Investigator for this contract is Dr. Andrei Gudkov. This individual shall be continuously responsible for the conduct of the research project. The contractor shall obtain the Contracting Officer’s approval to change the Principal Investigator or to continue the research work during a continuous period in excess of three months without the participation of an approved Principal Investigator. This contract is based on the Principal Investigator devoting 6.2 Calendar Months of effort to the project over the term of the contract. The contractor shall advise the Contracting Officer if the Principal Investigator will, or plans to, revise the level of effort estimated in the contractor’s proposal. A curriculum vitae shall be provided for professional associates added to the research project or substituted during the course of work.

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Section I - Contract Clauses

CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	NOV 2013
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	MAY 2014
52.203-6	Restrictions On Subcontractor Sales To The Government	SEP 2006
52.203-7	Anti-Kickback Procedures	MAY 2014
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	MAY 2014
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	MAY 2014
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	OCT 2010
52.204-4	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper	MAY 2011
52.204-7	System for Award Management	JUL 2013
52.204-10	Reporting Executive Compensation and First-Tier Subcontract Awards	JUL 2013
52.204-19	Incorporation by Reference of Representations and Certifications.	DEC 2014
52.209-5	Certification Regarding Responsibility Matters	APR 2010
52.209-6	Protecting the Government’s Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	AUG 2013
52.209-7	Information Regarding Responsibility Matters	JUL 2013
52.209-9	Updates of Publicly Available Information Regarding Responsibility Matters	JUL 2013
52.215-2	Audit and Records—Negotiation	OCT 2010
52.215-8	Order of Precedence—Uniform Contract Format	OCT 1997
52.215-12	Subcontractor Certified Cost or Pricing Data	OCT 2010
52.215-14	Integrity of Unit Prices	OCT 2010
52.215-15	Pension Adjustments and Asset Reversions	OCT 2010
52.215-23	Limitations on Pass-Through Charges	OCT 2009
52.216-7	Allowable Cost And Payment	JUN 2013
52.219-8	Utilization of Small Business Concerns	OCT 2014
52.219-28	Post-Award Small Business Program Rerepresentation	JUL 2013
52.222-1	Notice To The Government Of Labor Disputes	FEB 1997
52.222-3	Convict Labor	JUN 2003
52.222-4	Contract Work Hours and Safety Standards- Overtime Compensation	MAY 2014
52.222-21	Prohibition Of Segregated Facilities	APR 2015
52.222-40	Notification of Employee Rights Under the National Labor Relations Act	DEC 2010
52.222-50	Combating Trafficking in Persons	MAR 2015
52.222-54	Employment Eligibility Verification	AUG 2013
52.223-6	Drug-Free Workplace	MAY 2001
52.223-18	Encouraging Contractor Policies To Ban Text Messaging While Driving	AUG 2011
52.224-1	Privacy Act Notification	APR 1984
52.224-2	Privacy Act	APR 1984
52.225-13	Restrictions on Certain Foreign Purchases	JUN 2008
52.227-1	Authorization and Consent	DEC 2007
52.227-11	Patent Rights—Ownership By The Contractor	MAY 2014

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52.228-7	Insurance—Liability To Third Persons	MAR 1996
52.229-3	Federal, State And Local Taxes	FEB 2013
52.232-1	Payments	APR 1984
52.232-8	Discounts For Prompt Payment	FEB 2002
52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-17	Interest	MAY 2014
52.232-20	Limitation Of Cost	APR 1984
52.232-23	Assignment Of Claims	MAY 2014
52.232-25	Prompt Payment	JUL 2013
52.232-33	Payment by Electronic Funds Transfer—System for Award Management	JUL 2013
52.233-1	Disputes	MAY 2014
52.233-3	Protest After Award	AUG 1996
52.242-4	Certification of Final Indirect Costs	JAN 1997
52.242-13	Bankruptcy	JUL 1995
52.242-15	Stop-Work Order	AUG 1989
52.243-2	Changes—Cost-Reimbursement	AUG 1987
52.243-6	Change Order Accounting	APR 1984
52.244-2	Subcontracts	OCT 2010
52.245-1	Government Property	APR 2012
52.245-9	Use And Charges	APR 2012
52.246-9	Inspection Of Research And Development (Short Form)	APR 1984
52.246-15	Certificate of Conformance	APR 1984
52.246-16	Responsibility For Supplies	APR 1984
52.246-23	Limitation Of Liability	FEB 1997
52.246-25	Limitation Of Liability—Services	FEB 1997
52.247-63	Preference For U.S. Flag Air Carriers	JUN 2003
52.249-4	Termination For Convenience Of The Government (Services) (Short Form)	APR 1984
52.249-6	Termination (Cost Reimbursement)	MAY 2004
52.249-14	Excusable Delays	APR 1984
52.252-6	Authorized Deviations In Clauses	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.203-7000	Requirements Relating to Compensation of Former DoD Officials	SEP 2011
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	DEC 2008
252.203-7002	Requirement to Inform Employees of Whistleblower Rights	SEP 2013
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7012	Safeguarding of Unclassified Controlled Technical Information	NOV 2013
252.211-7007	Reporting of Government-Furnished Property	AUG 2012
252.215-7002	Cost Estimating System Requirements	DEC 2012
252.225-7012	Preference For Certain Domestic Commodities	FEB 2013
252.225-7031	Secondary Arab Boycott Of Israel	JUN 2005
252.227-7013	Rights in Technical Data—Noncommercial Items	FEB 2014
252.227-7016	Rights in Bid or Proposal Information	JAN 2011
252.227-7017	Identification and Assertion of Use, Release, or Disclosure Restrictions	JAN 2011
252.227-7030	Technical Data—Withholding Of Payment	MAR 2000
252.227-7037	Validation of Restrictive Markings on Technical Data	JUN 2013
252.227-7039	Patents—Reporting Of Subject Inventions	APR 1990
252.231-7000	Supplemental Cost Principles	DEC 1991
252.232-7007	Limitation Of Government’s Obligation	APR 2014
252.235-7010	Acknowledgment of Support and Disclaimer	MAY 1995

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252.243-7001	Pricing Of Contract Modifications	DEC 1991
252.243-7002	Requests for Equitable Adjustment	DEC 2012
252.245-7001	Tagging, Labeling, and Marking of Government-Furnished Property	APR 2012
252.245-7002	Reporting Loss of Government Property	APR 2012
252.245-7003	Contractor Property Management System Administration	APR 2012
252.245-7004	Reporting, Reutilization, and Disposal	MAR 2015
252.246-7003	Notification of Potential Safety Issues	JUN 2013

CLAUSES INCORPORATED BY FULL TEXT

52.217-8 OPTION TO EXTEND SERVICES (NOV 1999)

The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within 60 Days.

(End of clause)

52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

http://farsite.hill.af.mil/

(End of clause)

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Section J - List of Documents, Exhibits and Other Attachments

ATTACHMENTS

CONTRACT DATA REQUIREMENTS LIST (CDRL) A001 – Incident Reports

CDRL A002 – FDA Communications

CDRL A003 – Technical Data and Study Reports

CDRL A004 – Breifing Materials

ATTACHMENT A – Statement of Work (SOW)

Exhibit/Attachment Table of Contents

DOCUMENT TYPE	DESCRIPTION	PAGES	DATE
Attachment 1	Attachment A		26-AUG-2015
Attachment 2	CDRL A001		27-AUG-2015
Attachment 3	CDRL A002		27-AUG-2015
Attachment 4	CDRL A003		27-AUG-2015
Attachment 5	CDRL A004		27-AUG-2015